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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) of Belden Inc. pertaining to the Belden Wire and Cable Company Retirement Savings Plan of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of Belden Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                        /s/ Ernest & Young LLP

St. Louis, Missouri
December 12, 2003